                                                                   EXHIBIT 10.29

                                   SUBLEASE


     This Sublease, dated April 25, 1995, is made between Tandem Computers Incorporated, a Delaware Corporation, having an office at 19333 Vallco Parkway, Cupertino, California 95014 ("Sublandlord") and Passage Systems, Inc., a California Corporation ("Subtenant").

THIS SUBLEASE IS MADE WITH REFERENCE TO THE FOLLOWING FACTS:

     (A) Spieker French #130, Limited Partnership, a Texas Limited Partnership, ("Master Landlord") and Tandem Computers, Inc., entered into a written Lease and Amendment Number One dated January 26, 1988 and subsequently amended by, Extension Agreement dated March 23, 1993, for the Premises located at 10590 Tantau Avenue, Cupertino, California. Said Lease, Amendment Number One and Extension Agreement are herein collectively referred to as the "Master Lease and is attached hereto as Exhibit "A-I".

     (B) Sublandlord desires to lease to Subtenant a portion of the Building leased by Master Landlord to Sublandlord, and Subtenant desires to lease a portion of the Building from Sublandlord.

     (C) Master Landlord desires to consent to this Sublease by executing the "Consent of Master Landlord" provision at the end of this Sublease.

          Therefore, Sublandlord and Subtenant agree as follows:

1. SUBJECT TO MASTER LEASE: This Sublease is subject to the terms and conditions of the Master Lease and Subtenant shall not permit any act or omission to act that will violate any provision of the Master Lease. Subtenant shall comply with the terms and conditions of the Master Lease and shall promptly perform all obligations of Tenant: under the Master Lease. Sublandlord does not assume the obligations of the Master Landlord under the Master Lease, but shall exercise due diligence in attempting to cause the Master Landlord to perform its obligations under the Master Lease for the benefit of Subtenant. Sublandlord shall not be liable to Subtenant for Master Landlord's failure to perform any of Master Landlord's obligations under the Master Lease, nor shall Sublandlord have any obligation to bring legal proceedings or take any other action against Master Landlord to assure performance of Master Landlord's obligations under the Master Lease. After giving Sublandlord a reasonable opportunity to enforce the Master Lease, Subtenant may, at its expense, enforce the Master Lease in the name of Sublandlord.

          1.1   a)   All the terms and conditions in the Exhibit "A-I" Master
Lease are incorporated herein, except for Paragraphs 1,3 6,7,37 40, Extension
                                          -----------------------------------
Agreement, Addendum No. 1, No. 2, No. 3, No. 11, No. 12, and Exhibit "B", as
------------------------------------------------------------------------
terms and conditions of this Sublease and, along with all the following Sections set out in this Sublease, shall be the complete terms and conditions of this Sublease.

2. PREMISES: Approximately Seventeen Thousand Three Hundred Seventy Three (17,373) square feet in the subject Building ("Premises"), further described as 10590 Tantau Avenue, Cupertino, California. The Premises are shown on attached Exhibit "B-I", which by this reference is incorporated herein.

3. USE: Subtenant shall use the Premises for general office, administration and creation of computer software and related products and services, and any related lawful purpose in conformity with municipal zoning requirements.

4. TERM: The term ("Term") of the Sublease shall be for a period of Thirty-Five (35) months commencing on June 1, 1995 (or upon the substantial completion of Tenant Improvements outlined in Exhibit "C-I" whichever occurs later), and shall end on April 30, 1998, ("Ending Date"), unless sooner terminated by the provision of this Sublease. In the event that Sublandlord permits Subtenant to occupy the Premises prior to the commencement of the Term, such occupancy shall be subject to all provisions of this Sublease.

5.   COMMENCEMENT DATE:   In the event the Tenant Improvements outlined in
Exhibit "C-I" are not completed on or before June 1, 1995 ("Commencement Date"), then the Commencement Date shall be deemed to be the date on which the said Tenant Improvements are substantially completed. Said Tenant Improvements shall be deemed to be substantially completed upon the occurrence of the earlier of the following:

     a. The date on which the Tenant Improvements have been substantially completed except for: (i) punch list items which do not prevent Subtenant from using the Premises for its intended use; or

     b. The issuance of appropriate governmental approvals. (i.e., final sign-off of the building permit for the Tenant Improvements) for occupancy of the Premises; or

     c. The date Subtenant takes occupancy of and commences doing business in the Premises.

6.   DELAY IN COMMENCEMENT    Notwithstanding said commencement date, if for
any reason Sublandlord cannot deliver possession of the Premises to Subtenant on said date, Sublandlord shall not be subject to any liability therefore, nor shall such failure affect the validity of this Sublease or the obligations of Subtenant hereunder or extend the term hereof, but in such case Subtenant shall not be obligated to pay rent until possession of the Premises is tendered to Subtenant; provided, however, that if Sublandlord shall not have delivered possession of the Premises within sixty (60) days from said commencement date, Subtenant may, at Subtenant's option, by notice in writing to Sublandlord within ten (10) days thereafter, cancel this Sublease, in which event the parties shall be discharged from all obligations thereunder.

7.   EARLY OCCUPANCY     If Subtenant occupies the Premises prior to said
commencement date, such occupancy shall be subject to all provisions hereof, such occupancy shall not advance the termination date and Subtenant shall pay rent for such period at the initial monthly rates set forth below.

8.   CONDITION OF PREMISES:    As of the Commencement Date Sublandlord shall
warrant to Subtenant that the Premises including sidewalks, driveways, parking lot, truck doors and mechanical, electrical, Plumbing, roof and roofing systems are in good operating condition.

Should Subtenant subsequently elect to undertake any alterations, additions or construction to the Premises, Subtenant shall be solely responsible for any liability as a result of any non-compliance with said Laws in connection with Subtenant's work; further, Sublandlord's approval of any of Subtenant's plans or specifications shall not relieve Subtenant of any such responsibility, or cause Sublandlord to incur any liability.

9.   BASE MONTHLY RENT:   Subtenant shall pay to Sublandlord as Base Monthly
Rent, without deduction, off-set, notice, or demand except as specifically provided for in this Sublease, at the location specified in Paragraph 32 (Notices) of The Master Lease or at such other place as Sublandlord shall designate from time to time by notice to Subtenant, the Monthly Rent in advance on the first day of each month of the Term. If the Term begins or ends on a day other than the first or last day of a month, the rent for the partial month shall be prorated on a per diem basis and shall be due with the first full month's rent. The Subtenant shall pay Base Monthly Rent as follows:

     Months                    Base Monthly Rent
     ------                    -----------------

     Months 1 through 3        $0.00  (Zero Dollars)
     Months 4 through 7        $5,211.90 (Five Thousand Two Hundred Eleven and
                               90/100 Dollars)

     Month 8 through 36        $13,203.48 (Thirteen Thousand Two Hundred
                               Three and 48/100 Dollars)

10.  OPERATING EXPENSE INCREASE:    Subtenant shall pay to Sublandlord during
the Sublease term hereof, in addition to the Base Monthly Rent, Subtenant's Share, as hereinafter defined, of the amount by which all Operating Expenses, as hereinafter defined, for each Comparison Year exceeds the amount of all Operating Expenses for the Base Year, such excess being hereinafter referred to as "Operating Expense Increase" in accordance with the following provisions:

     (a) "Subtenant's Share" is defined, for the purposes of the Sublease, as Forty-Two percent (42%). This percentage has been determined by dividing the appropriate square footage of the Premises by the total approximate square footage of the rentable space contained in the building. It is understood and agreed the square footage figures set forth in Paragraph 2 are approximations which Sublandlord and Subtenant agree are reasonable and shall not be subject to revision except in connection with an actual change in the size of the Premises or a change in the space available for lease in the Building.

     (b) "Base Year" is defined as the calendar year in which Sublease term commences.

     (c) "Comparison Year" is defined as each calendar year during the term of this Sublease subsequent to the Base Year; provided, however, Subtenant shall have no obligation to pay a share of the Operating Expense Increase applicable to the first twelve (12) months of the Sublease Term (other than such as are mandated by a governmental authority, as to which government mandated expenses Subtenant shall pay Subtenant's Share, notwithstanding they occur during the first' twelve (12) months). Subtenant's Share of the Operating Expenses for the first and last Comparison Years of the Sublease Term shall be prorated according to that portion of such Comparison Year as to which Subtenant is responsible for a share of such increases.

     (d) "Operating Expenses" is defined, for the purposes of this Sublease, to include all costs, if any, incurred by Sublessor in the exercise of its reasonable discretion, for:

          (I) The operation, repair, maintenance, and replacement, in neat, clean, safe, good order and condition, of the building, including, but not limited to, the following:

               (aa) The Common Areas, including their surfaces, coverings, decorative items, carpets, drapes and window coverings, and including parking areas, loading and unloading areas, trash areas, roadways, sidewalks, walkways, stairways, parkways, driveways, landscaped areas, striping, bumpers, irrigation systems, Common Area.

lighting, building exteriors and roofs, fences and gates;

               (bb) All heating, air conditioning, plumbing, electrical systems, life safety equipment, telecommunication and other equipment used in common by, or for the benefit of, occupants of the Building, including fire detection systems including sprinkler system maintenance and repair.

     (ii) Trash disposal and security systems

     (iii) Any other service to be provided by Sublandlord that is elsewhere in this Sublease stated to be an "Operating Expense";

     (iv) The cost of the premiums for the liability and property insurance policies to be maintained by Sublandlord under this Sublease;

     (v) The amount of the real property taxes to be paid by Sublessor under this Sublease;

     (vi) The cost of water, sewer, gas, electricity and other publicly mandated services to the Building;

     (vii) Labor, salaries and applicable fringe benefits and costs, materials, supplies and tools, used in maintaining and/or cleaning the Building and accounting and a management fee attributable to the operation of the Building;

     (viii) Replacing and/or adding improvements mandated by any governmental agency and any repairs or removals necessitated thereby amortized over its useful life according to the Federal income tax regulations or guidelines for depreciation thereof (including interest on the unamortized balance as is then reasonable in the judgment of Sublandlord's accountants);

     (ix) Replacement of equipment or improvements that have a useful life for depreciation purposes according to Federal income guidelines of five (5) years or less, as amortized over such life.

(e) Operating Expenses shall not include the costs of replacements equipment or improvements that have a useful life for Federal income tax purposes in excess of five (5) years- unless it is of the type described in paragraph 10(d) (viii), in which case their cost shall be included as above provided. However, the Operating Expenses will include a reasonable allowance for depreciation on such improvements.

(f) Operating Expenses shall not include any expenses paid by any Subtenant directly to third parties, or as to which Sublandlord is otherwise reimbursed by any third party, other tenant, or by insurance proceeds.

(g) Subtenant's Share of Operating Expense Increase shall be payable by Subtenant within ten (10) days after a reasonably detailed statement of actual expenses is presented to Subtenant by Sublandlord. At Sublandlord's option, however, an amount may be estimated by Sublandlord from time to time in advance of Subtenant's Share of Operating Expense Increase for any Comparison Year, and the same shall be payable monthly or quarterly, as Sublandlord shall designate, during each Comparison Year of the Sublease term, on the same day as the Base Monthly Rent is due hereunder. In the Event Subtenant pays Sublandlord's estimate of Subtenant's Share of Operating Expense Increase as aforesaid, Sublandlord shall deliver to Subtenant within sixty (60) days after the expiration of each Comparison Year a reasonable detailed statement showing Subtenant's Share of the actual Operating Expense Increase incurred during such year. If Subtenant's payments under this paragraph during said Comparison Year exceeds Subtenant's Share as indicated on said statement, Subtenant shall be entitled to credit the amount or such overpayment against Subtenant's Share of Operating Expense Increase next falling due. If Subtenant's payments under this paragraph during said Comparison Year were less than Subtenant's Share as indicated on said statement, Subtenant shall pay to Sublandlord the amount of the deficiency with ten (10) days after the delivery by Sublandlord to Subtenant of said statement. Sublandlord and Subtenant shall forthwith adjust between them by cash payment any balance determined to exist with respect to that portion of the last Comparison Year for which Subtenant is responsible as to Operating Expense Increases, notwithstanding that the Sublease term may have terminated before the end of such Comparison Year.

11   TENANT IMPROVEMENTS:  Prior to the Commencement Date, Sublandlord at
Sublandlord's expense shall provide the building improvements to the existing interiors as described on Exhibit "C-l" (Tenant Improvements).

12. TAXES: Subtenant shall pay any taxes or fees that might be imposed by any governmental authority upon Subtenant or as a result of this Sublease or the transfer of any property or interests in property under this Sublease.

13. CONDITION OF PREMISES AT TIME OF SURRENDER: Subtenant shall comply with Paragraph 12. (Alterations) of the Master Lease except that, Subtenant shall be permitted to surrender the Premises without modification or restoration provided that Sublandlord had approved in writing Subtenant's modification and/or alterations to the Premises.

14. OBLIGATIONS OF SUBLANDLORD : Sublandlord agrees to maintain the Master Lease during the Term of this Sublease, subject, however to any termination of the Master Lease without the fault of Sublandlord. Sublandlord agrees to comply with or perform all of its obligations under the aster Lease that Subtenant has not assumed under this Sublease. Sublandlord will maintain the HVAC systems at Subtenant's expense. Provided, however, Sublandlord, does not assume the obligations required to be kept or performed by the Master Landlord under the Master Lease.

15. SUBTENANT REPAIRS: Subtenant shall, at Subtenant's cost and expense, maintain the Premises and adjacent areas in good clean and safe condition to the reasonable satisfaction of the Sublandlord, and repair any damage caused by Subtenant or its employees, agents, invitees, licensees, or contractors. Subtenant shall be solely responsible for maintaining and repairing all interior plumbing, interior electrical wiring and equipment, lighting, HVAC Systems maintained by Sublandlord at Subtenant's expense, and any electrical equipment or service installed by Subtenant. Except as otherwise provided in this paragraph, the provisions of Paragraph 11. (Tenant' Repairs) of the Master Lease shall apply to this Sublease,

16. UTILITIES/SERVICES: Except as otherwise provided herein, Subtenant shall pay all expenses for utilities, janitorial, and trash removal services provided to the Premises. Subtenant shall obtain and pay all expenses relating to telephone, and security systems provided to the Premises.

17. ALTERATIONS, ADDITIONS, OF IMPROVEMENTS: Subtenant shall not make any alterations, additions, or improvements on or to the Premises without first obtaining the written consent of Sublandlord, which consent shall not be unreasonably withheld. All alterations, additions and improvements that shall be made shall be at the sole expense of Subtenant and shall become the property of Sublandlord, and shall remain on and be surrendered with the Premises as part thereof at the termination of this Sublease. Nothing contained in this provisions shall prevent Subtenant from removing all office machines, equipment and trade fixtures customarily used in the business of Subtenant. Subtenant shall keep the Premises free and clear from all liens arising out of any work performed, materials furnished, or obligations incurred by Subtenant. Except as otherwise provided in this section, the provisions of Paragraph 12. (Alterations) of the Master Lease will apply to all such alterations, additions or improvements.

     17.1 This Sublease incorporates all the terms and conditions contained in Paragraph 12. (Alterations) of the Master Lease except that Subtenant shall not be obligated to remove any of the Tenant Improvements described in Exhibit "C-I" herein, being installed to the Subject Premises by Sublandlord as a condition of this Sublease.

18. ACCEPTANCE OF PREMISES: By taking possession of the Premises, Subtenant shall be deemed to have accepted the Premises as being in good and sanitary order, condition and repair and to have accepted the Premises in their condition existing as of the date Subtenant takes possession of the Premises, subject to all applicable laws, covenants, conditions, restriction, easements and other matters of public record and the rules and regulations from time to time promulgated by Sublandlord governing the uses of the Premises and Exterior Area, and further, to have accepted the Tenant Improvements as being completed in accordance with the plans and specifications for such improvements, subject only to completion of items on Sublandlord's punch list.

19. BASE RENTAL DEPOSIT: Upon Subtenant's execution of this Sublease, Subtenant shall deposit with Sublandlord the sum of S5,211.90 (Five Thousand Two Hundred Eleven and 90/00 Dollars).
--------------------------------------------------------------
Said deposit shall be used and deemed as Base Monthly Rent for the fourth (4th) month of the Sublease term.

20.  SECURITY DEPOSIT:    Subtenant shall deposit with Sublandlord upon
execution hereof Fourteen Thousand and no/100 Dollars ($14,000.00) as security
                 ------------------------------------------------
for Subtenant's faithful performance of Subtenant's obligations hereunder. If Subtenant fails to pay rent or other charges due hereunder, or otherwise defaults with respect to any provision of this Sublease, Sublandlord may use, apply or retain all or any portion of said deposit for the payment of any rent or other charge in default or for the payment of any other sum to which Sublandlord may become obligated by reason of Subtenant's default, or to compensate Sublandlord for any loss or damage which Sublandlord may suffer thereby. If Sublandlord so uses or applies all or any portion of said deposit, Subtenant shall within ten (10) days after written demand therefore deposit cash with Sublandlord in an amount sufficient to restore said deposit to the full amount herein above stated and Subtenant's failure to do so shall be a material breach of this Sublease. Sublandlord shall not be required to keep said deposit separate from its general accounts. If Subtenant performs all of Subtenant's obligations hereunder, said deposit, or so much thereof as has not theretofore been applied by Sublandlord, shall be returned, without payment of interest or other increment for its use to Subtenant (or at Sublandlord's option, to the last assignee, if any, of Subtenant's interest hereunder) at the expiration of the term hereof, and after Subtenant has vacated the Premises. No trust relationship is created herein between Sublandlord and Subtenant with respect to said Security Deposit.

21.  CASUALTY DAMAGE:    For the purpose of computation with respect to
Paragraph 24. (Casualty Damage) of the Master Lease, the "Premises" as described herein are deemed to be approximately 17,353 square feet.

22. PARKING: Notwithstanding anything to the contrary contained in the Master Lease, Subtenant shall only have the non-exclusive right to park in those certain designated areas of the "Exterior Area" as shown in the site plan attached hereto as Exhibit "B-2", and Subtenant and its invitees, shall only be entitled to use a maximum of seventy-two (72) parking spaces (its pro-rata share) within said designated areas.

23. NO OPTION TO EXTEND: Subtenant shall not have any option to extend the term of this Subtenant beyond its original Term.

24.  SUBLETTING:   Subject to Paragraph 21. (Assignment and Subletting) of the
Master Lease, Subtenant shall not sublet or assign all or any part of the Premises without prior written consent of the Sublandlord and Master Landlord, such consent shall not be unreasonably withheld. Subtenant shall not transfer or mortgage this Sublease or any interest of law. Subtenant shall not allow the use or occupancy of the Premises by anyone other than Subtenant, its agents and employees.

25.  INDEMNIFICATION:   Unless caused by the negligence or willful misconduct by
Sublandlord or Master Landlord, Subtenant shall indemnify and hold harmless Sublandlord and Master Landlord from all damages, including but not limited to, reasonable attorneys' fees, arising out of injury to any person or damage to property occurring in, on or about the Premises,

26.  INSURANCE:   Subtenant shall maintain, at its sole expense, for the entire term of this Sublease, all insurance in the amounts and form required of Sublandlord under the Master Lease and such insurance shall be primary and not contributory to that carried by Sublandlord or Master Landlord. All such policies shall include broad form contractual liability, cross liability and tenant legal liability coverage, shall include the Sublandlord and Master Landlord, their officers, directors, employees, agents and Master Landlord's mortgagee and/or ground lessor as additional insured. All such policies shall be issued by reputable insurance companies approved by Sublandlord and shall endorsed to provide that they shall not be canceled or materially reduced without thirty (30) days prior written notice to Sublandlord and Master Landlord. Prior to the Commencement Date, Subtenant shall furnish a certificate of insurance to Sublandlord evidencing that the required coverage is being maintained, together with such evidence as Sublandlord shall deem satisfactory of the payment of premiums thereon.

27. TERMINATION OF MASTER LEASE: If the Master Lease is terminated for any reason beyond the reasonable control of Sublandlord, this Sublease shall terminate Simultaneously, and any unearned rent paid in advance shall be refunded to the Subtenant. Upon any termination of this Sublease, by expiration of the Term or otherwise: (a) Subtenant shall immediately vacate and surrender the possession of the Premises; (b) Subtenant shall surrender the Premises in as good condition as when it took possession, except for ordinary wear and tear, free of all liens and encumbrances; and (c) Sublandlord and/or Master Landlord shall have full authority and license to enter and take possession of the Premises.

    Under no circumstance shall this Sublease be extended beyond the expiration, surrender termination of the Master Lease, whether the Master Lease expires by its own terms, is terminated for Sublandlord's default, is terminated or surrendered by agreement of Master Landlord and Subtenant, or is terminated for any other reason.

28. HOLDOVER: If Subtenant shall holdover and retain possession of the Premises or any part of the Premises after the termination of this Sublease, without Master Landlord's consent, it shall constitute a default by Subtenant and entitle Sublandlord to reenter and take possession of the Premises. Subtenant shall pay Sublandlord for each day of such retention, double the amount of the daily rental for the last month prior to the date of expiration or termination. Subtenant shall also pay all damages (including consequential damages) sustained by Sublandlord to Master Landlord on or otherwise on account of such holding-over

29. DAMAGE TO PREMISES: If the Master Premises are damaged by fire or other casualty and the Master Landlord or Sublandlord shall, under the terms of the Master Lease, elect to terminate the Master Lease, this Sublease shall terminate on the date of such notice, and rent shall be apportioned from the time of the damage. The Subtenant shall have no claim for damages from either Master Landlord or Sublandlord in the event of such a termination.

30. DEFAULT: Any act, failure to act or omission by Subtenant which is a breach or default under the Master Lease shall be a breach of or default under this Sublease. If the Subtenant breaches or defaults in the performance of any of the terms, covenants or conditions of this Sublease or in the Master Lease, Sublandlord shall have, in addition to any rights or remedies it may have at law or in equity, all of the rights and remedies of Master Landlord under the Master Lease. If Subtenant fails to do any act required of it under the Sublease or Master Lease, Sublandlord may, upon not less than five (5) days prior written notice to Subtenant, do so, and Subtenant shall promptly pay the cost thereof plus interest at the rate of twelve percent (12%) per annum from the date Sublandlord made payment for such act.

31. BINDING ON SUCCESSORS; The provision of this Sublease shall extend to and shall bind and inure to the benefit of Sublandlord and Subtenant and of their respective successors and assigns.

32. INSPECTION OF PREMISES: Sublandlord may, at any reasonable time and from time to time enter the Premises for the purpose of inspecting the same and for such other purposes as may be necessary or proper for reasonable protection of its interest.

33. SEVERABILITY: The unenforceability, invalidity, or illegality of any provision of this Sublease shall not render the other provisions unenforceable, invalid, or illegal.

34. NOTICES: All notices shall be in writing, mailed certified mail, postage prepaid, addressed to the parties as follows:

Sublandlord:                        Subtenant:

Tandem Computers Inc.               Passage Systems, Inc.
19333 Vallco Parkway                10596 No. Tantau Ave.
Cupertino, CA 95014                 Cupertino, CA 95014
Attn: Corporate Real
Estate and Construction

With Copy of                        Master Landlord:
Default Notice To:
                                    Speiker-French #130, Limited
Tandem Computers Inc.               Partnership
19333 Vallco Parkway                2180 Sand Hill Rd., Suite 200
Cupertino, CA  95014                Menlo Park, CA  94025
Attn:      General Counsel

Either party may, by notice, change the address to which notices are to be sent.

35. QUIET ENJOYMENT: As long as Subtenant performs its obligations under this Sublease, it shall have the right of quiet and peaceable enjoyment of the Premises.

36. APPROVAL OF MASTER LANDLORD: This Sublease is subject to the approval of Master Landlord. This Sublease shall be of no force or effect unless consented to by Master Landlord within fifteen days after execution hereof.

37. ENVIRONMENTAL CONDITION Sublandlord hereby represents and warrants to Subtenant that to the best of Sublandlord's knowledge, that no hazardous, toxic or radioactive materials that are currently regulated under state or federal law (collectively, "Hazardous Materials") have been introduced to the Premises by Sublandlord which may affect the condition of the Premises.

     Indemnification by Sublandlord: Sublandlord shall indemnify, defend, protect and hold Subtenant, its employees, agents, officers and directors, harmless from and against all claims, accidents, suits, proceedings, judgments, losses, costs, damages, liabilities (including, without limitation, sums paid in settlement of claims), deficiencies, fines, penalties, punitive damages or expenses (including, without limitation, reasonable attorneys', experts', and consultants' fees, investigation and laboratory fees, court costs and litigation expenses) - directly or indirectly resulting from the presence of any Hazardous Materials in, on or under the Property caused by Sublandlord, unless such Hazardous Materials were introduced by Subtenant or by anyone other than Sublandlord.

     Subtenant's Obligations:    Subtenant shall comply with all applicable laws
regarding Hazardous Materials.

     Indemnification by Subtenant: Subtenant shall indemnify, defend, protect and hold Sublandlord, its employees, agents, officers and directors, harmless from and against all claims, accidents, suits, proceedings, judgments, losses, costs, damages, liabilities (including, without limitation, sums paid in settlement of claims), deficiencies, fines, penalties, punitive damages or expenses (including, without limitation, reasonable attorneys', experts', and consultants' fees, investigation and laboratory fees, court costs and litigation expenses), directly or indirectly resulting from the presence of any Hazardous Materials in, on or under the Property that were introduced on the Property by Subtenant, or its agents, employees, vendors, subcontractors or others working with or on behalf of Subtenant.

     Survival of Obligations:    All obligations of Sublandlord and Subtenant
under this Paragraph 37 shall survive the expiration or earlier termination of the Sublease.

38. SUBLANDLORD DATA LINES: Subtenant acknowledges that Sublandlord currently has active data communication lines consisting of fiber and copper distribution cables running into and out of Room #1099 (see attached floor plan). Sublandlord will "flag" these lines that are located above the ceiling tiles Subtenant agrees not to remove or disturb these lines. Sublandlord, at no cost to Sublandlord, shall be allowed to secure this room until said lines are either relocated of disconnected (estimated date is March 1996) by Sublandlord. At that time, Sublandlord will return the space to Subtenant for Subtenant's use for the balance of the Sublease term. Sublandlord shall have access to room 1099 during normal business hours in the event that maintenance of the lines is required.

39. ENTIRE AGREEMENT This Sublease together with the terms of the Master Lease incorporated herein, and all exhibits and attachments mentioned herein, contains the entire agreement of the parties with respect to the subject matter of this Sublease and supersedes all prior agreements and understandings between the parties.

40. CONSENT OF MASTER LESSOR: This Sublease is made and entered into with the full knowledge and agreement of Master Lessor which, by executing this Sublease in the space below, hereby accepts this Sublease, By consenting to this Sublease, Master Lessor agrees to give Sublandlord notification of any breach of the Master Lease which might reasonably be expected to effect Subtenant's use of the Premises. This consent shall apply to this Sublease only, and shall not be deemed Master Lessor's consent to any other sublease.

41. CONFLICT OF PROVISIONS: IN the event of a conflict between the provisions of this Sublease and those of the Master Lease that have been incorporated herein by reference, the provisions of the Master Lease shall prevail.

 SUBLANDLORD                        SUBTENANT


By: /s/ Frank Robinson              By: /s/
    ---------------------------         -------------------------

   Vice President, Corporate,
  -----------------------------
Real Estate & Site Services           President
-------------------------------       ----------------------------
                                         Title

   5/24/95                            5/14/95
 -----------------------------      -----------------------------
 Date                               Date



42. First Right of Refusal: Sublandlord will grant a first right of refusal to Subtenant to sublease room #1126 (rise computer room) if room is not subleased by adjacent subtenant upon signing of their sublease. The sublease note )rental_ shall be the same as the current subtenant's rental rate. Subtenant shall have 72 hours to accept first right of refusal to sublease.

43.  Walk-thru notes:  See Exhibit "D-1"

[Exhibit "B-1

Subject Premises
(Floor Map)]

[Exhibit "B-2

Exterior Area

(Site Development Plan)]

[Exhibit C-1

Tenant Improvements

(Floor Plan)]

[Exhibit "C-1            Tenant Improvements]

Building Improvements:   A.        SUBLESSOR:


                                             *Projection equipment is
                                             available on an "AS IS" basis
                                             with NO WARRANTIES from
                                             Sublessor.

Sublessor at his sole expense      7.        Sublessor to leave projection
shall provide the following                  equipment and projection screen*
improvements to the sublease                 in conference/training room
premises:                                    #1015, #1014 during sublease
                                             term (see Exhibit 1).

1.   Remove interior walls         8.        Sublessor to leave one (1) wall
     in room #1074 and #1075                 attached grease board/white
     (see Exhibit 1).                        boards within sublessee space
                                             during sublease term (see
2.   Remove door and seal                    Exhibit 1).
     wall in room #1075 (see
     Exhibit 1).                   9.        Paint interior of space where
                                             needed.
3.   Remove door in room
     #1037 (see Exhibit 1).        10.       Clean carpet.

4.   Install door between          11.       Replace water stained and
     room #1037 and room                     broken ceiling tiles and
     #1026 (see Exhibit 1).                  repair water damage to walls
                                             with sublease space.
5.   Install wall to demise
     space from adjacent           12.       Deliver all plumbing,
     sublease space by room                  electrical, mechanical, roof
     #1114 (see Exhibit 1).                  and HVAC system within build-
                                             ing in working order to
6.   Secure or seal door in                  Sublessee during sublease.
     room #1013 to adjacent
     sublease space (see           13.       Sublessee to erect monument
     Exhibit 1).                             sign on grass area in front of
                                             entrance to space, subject to
                                             city approval and Master Land-
                                             lord and Sublandlord.

EXHIBIT "D-1"


Walk-thru Notes for
TANDEM COMPUTER SUBLEASE
                                                5/16/95-1:45 TANTAU
BUILDING, CUPERTINO
Vance Nakamoto, Virginia (property manager)-Tandem;
Jackie (Tandem R.E.)
Clarke and Julian Cervantes, Gregg Hall - Cooper/Brady

Room #1011                    A.        Steam carpet or replace with current
                                        carpeting in building
                              B.        Cap off water line
                              C.        Patch two holes in wall

Room #1074 and #1075
                              A. Remove walls in #1074 and #1075 and install vinyl square flooring.
                              B.        Finish/cap end of existing kitchen
                                        counter.
                              C.        Seal existing door in room #1075.

Room #1037                    A.        Remove door and frame.

Room #1026                    A.        Install door between room #1026, and
                                        #1037. Door to swing into room #1026.
                              B.        Install new carpet in room #1026 same
                                        carpet in other areas of building.

Room #1013                    A.        Secure area from adjacent space via
                                        deadbolt lock
                              B.        Remove defective floor tiles and
                                        replace with new floor tiles.

Room #1014                    A.        Replace water stained grey wallcovering
                                        with like (conference room)
                                        wallcovering.
                              B.        Cap off water line and patch wall.

Room #1015
(conference room)             A.        Cap off water line and patch wall.

Room 1127
(Data Room)                   Determine how to secure area:

                              Option A:
                              If subtenant does not occupy computer room #1126 secure room #1127 via dead bolt.

                              Option B: If adjacent subtenant occupies room #1126 Tandem to put door in room #1106 into room #1117 and door into side of data room #1127.

1.   Paint and patch all wail name plate areas in premises.

2.   OK to use all data wiring (except for Tandem data wiring in room #1099)

3.   Tandem to determine HVAC zones for space and change ducting accordingly.

4.   Change or replace any stained or missing ceiling tiles.

5.   Determine status on alarm system and HVAC panel in room 1029k

6.   Regarding video project - contact EISI - Tom Taylor (415) 969-5212

7.   Determine percentage share of building Passage Systems indicates 42%.

8. Verified that Passage Systems does not have to restore any improvements done by Tandem Computers.

9. Told Jackie that Passage Systems will add "First Right of Refusal" on rise computer room #1126 to the sublease document if space is unoccupied by adjacent subtenant.

10. Exact address for Passage Systems is said to be 10596 North Tantau, Cupertino Subtenant to verify address.